LOAN AGREEMENT

THIS LOAN AGREEMENT (the "Agreement") is made as of January 23rd, 2009 by and between WEYCO INVESTMENTS, INC. (the "Lender") and FLORSHEIM AUSTRALIA PTY LTD. ACN 134 045 435 (f/k/a Sha Capital Pty Ltd.; the "Borrower").

1. Revolving Credit Loans.

(a) Revolving Credit Commitment. From time to time prior to January __, 2010 (the "Revolving Credit Termination Date"), the Lender agrees to make revolving credit loans to the Borrower subject to the terms and conditions set forth in this Agreement. The revolving credit loans outstanding at any one time shall never exceed a principal amount equal to TWO MILLION ONE HUNDRED THOUSAND AND 00/100 U.S. DOLLARS (U.S.$2,100,000; the "Revolving Credit Commitment"). The revolving credit loans shall be utilized by the Borrower for working capital purposes. The revolving credit loans shall be evidenced by a revolving credit note (the "Revolving Note"), the Borrower being obligated, however, to pay the amount of revolving credit loans actually made, together with interest on the amount which remains outstanding from time to time. The Borrower may borrow, repay and reborrow under this Section 1 subject to the terms and conditions of this Agreement.

(b) Annual Renewal. Five (5) business days prior to the then-applicable Revolving Credit Termination Date, the Borrower may request that new revolving credit loans (not to exceed the Revolving Credit Commitment) be made by the Lender for an additional one-year period. If the Lender agrees to any such request, such new revolving credit loans shall be subject to the terms and conditions of this Agreement, shall otherwise be deemed revolving credit loans for all purposes of this Agreement, the Revolving Credit Termination Date shall automatically be extended for a period of one year, and a new Revolving Note shall be issued in respect thereof.

(c) Notice of Borrowing. Each revolving credit loan shall be made on written or telephonic notice from the Borrower prior to or on the day of borrowing, which shall be a business day on which commercial banks are open to transact business in the State of Wisconsin (a "Business Day"), provided that the Lender is satisfied, in its sole discretion, that no event referred to in Section 3 hereof has occurred or is continuing. Each notice shall specify the date and the amount of such revolving credit loan and shall be effective upon receipt, provided that notice received after 12:00 pm., Milwaukee time, may be deemed by the Lender, in its sole discretion, as being effective as of the next Business Day.

(d) Repayment. Interest on revolving credit loans shall be payable in arrears on the last day of each month, commencing on February 28, 2009 and continuing thereafter until the outstanding principal balance hereof is paid in full. The principal amount of all revolving credit loans, together with all accrued but unpaid interest thereon, shall be payable in full on the Revolving Credit Termination Date (as the same may be extended from time to time pursuant to Section 1(b) hereof). All amounts due hereunder shall be paid in immediately available funds in U.S. Dollars to the Lender at its principal office.

(e) Interest. The unpaid principal balance of the revolving credit loans shall bear interest at the rate of seven percent (7%) per annum computed on the basis of a 360-day year.

(f) Withholding tax. If any law requires the Borrower to deduct an amount in respect of taxes from a payment due under this Agreement such that the Lender would not actually receive on the due date the full amount provided for under this Agreement, then: (A) the Borrower agrees to deduct the amount for the taxes; and (B) the Borrower agrees to pay an amount equal to the amount deducted to the relevant authority in accordance with applicable law; and (C) the amount payable to Lender shall be increased so that, after making the deduction and further deductions applicable to additional amounts payable hereunder, the Lender receives the amount that it would have received if no deductions had been required.

2. Term Loan.

(a) Term Loan Commitment. On the date hereof and subject to the terms and conditions set forth in this Agreement, the Lender agrees to make a term loan to the Borrower in the principal amount of FOUR MILLION EIGHT HUNDRED FORTY-ONE THOUSAND TWO HUNDRED AND 00/100 U.S.DOLLARS (U.S.$4,841,200). The term loan shall be utilized for general corporate purposes. The term loan shall be evidenced by a term note (the "Term Note"), the Borrower being obligated, however, to pay the amount of the term loan actually made, together with interest on the amount which remains outstanding from time to time. No portion of the term loan may be reborrowed once it is repaid.

(b) Repayment. Commencing on June 15, 2009 and on each December 15 and June 15 thereafter, the outstanding principal balance of the term loan, together with accrued but unpaid interest thereon, shall be paid in consecutive installments as set forth on Schedule 2.1(b) attached hereto, and continuing thereafter until December 15, 2012 (the "Term Loan Termination Date"). The principal balance of the term loan shall be permanently reduced by the amount of the principal component of each such installment on the date payment thereof is made hereunder. Notwithstanding the foregoing, the then outstanding principal balance of the term loan, together with accrued but unpaid interest thereon, shall be payable in full on the Term Loan Termination Date. All amounts due hereunder shall be paid in immediately available funds in U.S. Dollars to the Lender at its principal office.

(c) Interest. The unpaid principal balance of the term loan shall bear interest at the rate of seven percent (7%) per annum computed on the basis of a 360-day year.

3. Additional Terms.

(a) Default Interest. Any amounts remaining unpaid for five (5) days after the date when due shall bear interest from the date due at a rate equivalent to two percent (2%) per annum in excess of the rate of interest otherwise payable under this Agreement.

(b) Prepayment. The amounts due in respect of revolving loans and the term loan (collectively, the "Loans") may be prepaid in full or in part at any time without premium or penalty. All prepayments shall be applied against installments of principal due hereunder in the inverse order of maturity.

(c) Notice Events of Default. The unpaid principal balance of the Loans, together with all accrued but unpaid interest thereon, may, at the option of the Lender upon notice thereof to the Borrower, become immediately due and payable in case any one or more of the following events shall occur:

(i) the Borrower shall fail to make when due any payment under this Agreement or under any other obligation to Lender or any subsidiary or other affiliate of Lender;

(ii) there shall be a default in the performance of any agreement, term, provision, condition or covenant required to be performed or observed under the terms of this Agreement or under the terms of any other agreement between the Borrower and Lender;

(iii) any financial information or any statement, certificate, representation or warranty given by the Borrower or its representatives to the Lender in connection with the obligations evidenced by this Agreement shall prove untrue or misleading in any material respect (as determined by the Lender in its reasonable judgment) as of the time when given, whether due to misstatement, omission or otherwise;

(iv) a material portion of the Borrower's assets is transferred or becomes subject to attachment, levy, execution or similar process;

(v) the Lender, in good faith, deems itself insecure; or

(vi) there occurs a "material change in the ownership or control of the Borrower"; for purposes hereof, a "material change in the ownership or control of the Borrower" shall include, without limitation, a sale, merger or other reorganization of the Borrower involving forty percent (40%) or more of the ownership interests in the Borrower or forty percent (40%) or more of the ownership interests in the the Borrower with voting rights with respect to the election of the Borrower's directors, managers or others having authority to manage the Borrower's business and affairs.

(d) Automatic Events of Default.

The unpaid principal balance of the Loans, together with all accrued and unpaid interest thereon, shall become immediately due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby waived, if the Borrower shall:

(i) be unable or admit in writing its inability to pay its debts as they mature or is presumed to be insolvent under the Australian Corporations Act 2001 (Cth) (the "Corporations Act");

(ii) make a general assignment for the benefit of creditors or to an agent authorized to liquidate any substantial amount of its property;

(iii) any of the following occurs: (A) a controller as defined in section 9 of the Corporations Act (a "Controller") is appointed, or any steps are taken to appoint a

Controller to the Borrower or over an asset of the Borrower; (B) a resolution to appoint a Controller is passed, or any steps are taken to pass a resolution to appoint a Controller to the Borrower or over an asset of the Borrower; (C) an application is made or an order is made or a resolution is passed or any steps are taken to pass a resolution for the winding up of the Borrower; (D) an administrator is appointed, or any steps are taken to appoint an administrator to the Borrower or a resolution to appoint an administrator is passed, or any steps are taken to pass a resolution to appoint an administrator; or (E) the Borrower is deregistered, or any steps are taken to deregister the Borrower under the Corporations Act; or

(iv) otherwise become the subject of an insolvency proceeding or an out-of-court settlement with its creditors.

(e) Security. The Borrower's obligations hereunder are secured pursuant to the terms of that certain fixed and floating charge (the "Security") of even date herewith between the Borrower and the Lender.

(f) No Waiver. Without affecting the liability of the Borrower, the Lender may, from time to time and without notice, renew or extend the time for payment, accept partial payments, release or impair any collateral security for payments due under this Agreement or agree not to sue any party liable on it. No act, delay or omission by the Lender shall constitute a waiver of any rights or remedies of the Lender under this Agreement or otherwise. No waiver shall be valid unless in a writing signed by the Lender and then only to the extent set forth therein. No failure on the part of the Lender to exercise and no delay in exercising, any right, power or privilege under this Agreement or otherwise and no course of dealing between the Borrower and the Lender shall operate as a waiver of any such right, power or privilege. No single or partial exercise of any right, power or privilege under this Agreement or otherwise, shall preclude any other or further exercise of such right, power or privilege.

(g) Expenses. The Borrower agrees to pay or reimburse the Lender the reasonable costs of the Lender in connection with the registration, preparation and execution of this Agreement and the Security. The Borrower waives presentment, demand, notice of dishonor and protest and agrees to pay all costs of collection, before and after judgment, including attorneys' fees and legal expenses (on a full indemnity basis) incurred in connection with the Lender's enforcement of the terms of this Agreement. If any transfer, or documentary taxes, assessments or charges levied by any governmental authority shall be payable by reason of the execution, delivery, recording or performance of this Agreement, the Borrower shall pay all such taxes, assessments and charges, including interest and penalties, and hereby indemnifies the Lender against any liability therefor.

(h) Governing Law; Jurisdiction; Waiver of Jury Trial. **The validity, construction and enforcement of this Agreement are determined and governed by the internal laws of the State of Wisconsin, without giving effect to its conflict of laws principles**. For the purposes of any action or proceeding involving this Agreement, the Borrower hereby expressly submits to the jurisdiction of all federal and state courts sitting in such state and consents that any order, process, notice of motion or other application to or by any such court or a judgment thereof may be served within or without such court's jurisdiction by registered mail or by personal service, provided that a reasonable time for appearance is allowed.

The Borrower hereby irrevocably waives any objection that it may now or hereafter have to the laying of venue of any such suit, action or proceeding arising out of or relating to this Agreement brought in any federal or state court sitting in such state and hereby further irrevocably waives any claim that any such suit, action or proceeding brought in such court has been brought in an inconvenient forum. **The Borrower and the Lender hereby also irrevocably and unconditionally waive, to the extent permitted by applicable law, trial by jury in any legal action or proceeding relating to this Agreement or any other document executed in connection herewith and for any counterclaim therein.**

(i) Amendment. This Agreement, the Revolving Credit Note, the Term Note, and any other documents executed in connection herewith, may not be amended, supplemented, waived or modified except by a writing signed by the Borrower and the Lender.

(j) Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Agreement by signing any such counterpart. Delivery of executed counterparts sent by telecopy or e-mail shall be effective as an original and shall constitute a representation that an original will be delivered.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Loan Agreement to be executed as of the date first above stated.

FLORSHEIM AUSTRALIA PTY LTD.

By: ______________________________

Title: Sole Director

WEYCO INVESTMENTS, INC.

By: ______________________________

Title: ____________________________

SCHEDULE 2.1(b)

Term Loan Repayment Schedule

Date	Interest	Principal	Payment	Balance
15 June 09	U.S.$135,554	U.S.$500,000	U.S.$635,554	U.S.$4,341,200
15 Dec 09	U.S.$151,942	U.S.$558,058	U.S.$710,000	U.S.$3,783,142
15 Jun 10	U.S.$132,410	U.S.$577,590	U.S.$710,000	U.S.$3,205,552
15 Dec 10	U.S.$112,194	U.S.$597,806	U.S.$710,000	U.S.$2,607,746
15 June 11	U.S.$ 91,271	U.S.$618,729	U.S.$710,000	U.S.$1,989,017
15 Dec 11	U.S.$ 69,616	U.S.$640,384	U.S.$710,000	U.S.$1,348,633
15 June 12	U.S.$ 47,202	U.S.$662,798	U.S.$710,000	U.S.$ 685,835
15 Dec 12	U.S.$ 24,004	U.S.$685,835	U.S.$709,839	U.S.$ 0

IN WITNESS WHEREOF, the parties hereto have caused this Loan Agreement to be executed as of the date first above stated.

FLORSHEIM AUSTRALIA PTY LTD.

By: ______________________________
Title: Sole Director

WEYCO INVESTMENTS, INC.

By: ______________________________
Title: ______________________________

REVOLVING CREDIT NOTE

Milwaukee, Wisconsin

U.S.$2,100,000 January 23 2009

FOR VALUE RECEIVED, FLORSHEIM AUSTRALIA PTY LTD. ACN 134 045 435 (f/k/a Sha Capital Pty Ltd.; the "Borrower"), hereby promises to pay to the order of **WEYCO INVESTMENTS, INC.** (the "Lender"), the principal sum of TWO MILLION ONE HUNDRED THOUSAND AND 00/100 U.S.DOLLARS (U.S.$2,100,000), or such lesser amount of loans which remain outstanding under this Note, together with unpaid interest thereon, on the Revolving Credit Termination Date (as defined in the Loan Agreement referenced below).

The unpaid principal shall bear interest from the date hereof until paid at the rate of seven percent (7%) per annum, computed on the basis of a 360-day year. Interest accrued on the outstanding principal balance shall be payable on the last day of each month, commencing on February 28, 2009, and continuing thereafter until the outstanding principal balance is repaid in full, with all accrued interest paid with the final payment of principal.

In the event that any amount of the principal of, or interest on, this Note is not paid when due (whether at stated maturity, by acceleration or otherwise), the entire principal amount outstanding under this Note shall bear interest, in addition to the interest otherwise payable hereunder, at an annual rate of two percent (2%) from the day following the due date until all such overdue amounts have been paid in full.

Payments of principal, interest and other amounts due hereunder are to be made in lawful money of the United States of America to the Lender at 3993 Howard Hughes Parkway, Suite 100, Las Vegas, Nevada 89169, USA, Attention: Ivan Farris, or at such other place as the holder shall designate in writing to the Borrower.

The maker and all endorsers hereby severally waive presentment for payment, protest and demand, notice of protest, demand and of dishonor and nonpayment of this Note. The Borrower hereby agrees to pay all fees and expenses incurred by the Lender or any subsequent holder, including the fees of counsel (on a full indemnity basis), in connection with the protection and enforcement of the rights of the Lender or any subsequent holder under this Note, including without limitation the collection of any amounts due under this Note and the protection and enforcement of such rights (before or after judgment) in any bankruptcy, reorganization or insolvency proceeding involving the Borrower.

This Note constitutes the Revolving Note issued pursuant to that certain Loan Agreement dated as of even date herewith between Borrower and Lender, as the same may be amended or modified from time to time (as so amended, the "Loan Agreement"), to which Loan Agreement reference is hereby made for a statement of the terms and conditions under which the revolving credit loans evidenced hereby may be made and a description of the terms and conditions upon which this Note may be prepaid in whole or in part. In case an event of default (as specified in the Loan Agreement) shall occur, the entire unpaid balance and accrued interest may

automatically be due and payable or may be declared due and payable as provided in the Loan Agreement.

This Note shall be governed by, and construed and interpreted in accordance with, the laws of the State of Wisconsin applicable to contracts made and wholly performed within such state.

FLORSHEIM AUSTRALIA PTY LTD.

By: ____________________
Name: David Venner
Title: Sole Director

TERM NOTE

U.S.$4,841,200 Milwaukee, Wisconsin

January 23, 2009

FOR VALUE RECEIVED, FLORSHEIM AUSTRALIA PTY LTD. ACN 134 045 435 (f/k/a Sha Capital Pty Ltd.; the "Borrower"), hereby promises to pay to the order of **WEYCO INVESTMENTS, INC.** (the "Lender"), the principal sum of FOUR MILLION EIGHT HUNDRED FORTY-ONE THOUSAND TWO HUNDRED AND 00/100 U.S.DOLLARS (U.S.$4,841,200), together with unpaid interest thereon, in the amounts and on the dates set forth in the Loan Agreement referenced below together with a final payment of outstanding principal and unpaid interest on December 15, 2012 (the "Term Loan Termination Date").

The unpaid principal shall bear interest from the date hereof until paid at the rate of seven percent (7%) per annum, computed on the basis of a 360-day year. The outstanding principal balance of the term loan, together with accrued but unpaid interest thereon, shall be paid in consecutive installments as set forth on Schedule 2.1(b) attached hereto, and continuing thereafter until the Term Loan Termination Date.

In the event that any amount of the principal of, or interest on, this Note is not paid when due (whether at stated maturity, by acceleration or otherwise), the entire principal amount outstanding under this Note shall bear interest, in addition to the interest otherwise payable hereunder, at an annual rate of two percent (2%) from the day following the due date until all such overdue amounts have been paid in full.

Payments of principal, interest and other amounts due hereunder are to be made in lawful money of the United States of America to the Lender at 3993 Howard Hughes Parkway, Suite 100, Las Vegas, Nevada 89169, USA, Attention: Ivan Farris, or at such other place as the holder shall designate in writing to the Borrower.

The maker and all endorsers hereby severally waive presentment for payment, protest and demand, notice of protest, demand and of dishonor and nonpayment of this Note. The Borrower hereby agree to pay all fees and expenses incurred by the Lender or any subsequent holder, including the fees of counsel (on a full indemnity basis), in connection with the protection and enforcement of the rights of Lender or any subsequent holder under this Note, including without limitation the collection of any amounts due under this Note and the protection and enforcement of such rights (before or after judgment) in any bankruptcy, reorganization or insolvency proceeding involving the Borrower.

This Note constitutes the Term Note issued pursuant to that certain Loan Agreement dated as of even date herewith between Borrower and Lender, as the same may be amended or modified from time to time (as so amended, the "Loan Agreement"), to which Loan Agreement reference is hereby made for a statement of the terms and conditions under which the Term Loan evidenced hereby may be made and a description of the terms and conditions upon which this

Note may be prepaid in whole or in part. In case an event of default (as specified in the Loan Agreement) shall occur, the entire unpaid balance and accrued interest may be automatically due and payable or may be declared due and payable as provided in the Loan Agreement.

This Note shall be governed by, and construed and interpreted in accordance with, the laws of the State of Wisconsin applicable to contracts made and wholly performed within such state.

FLORSHEIM AUSTRALIA PTY LTD.

By: ____________________
Name: David Venner
Title: Sole Director

1295874_2

<u>SCHEDULE 2.1(b)</u>

Term Loan Repayment Schedule

Date	Interest	Principal	Payment	Balance
15 June 09	U.S.$135,554	U.S.$500,000	U.S.$635,554	U.S.$4,341,200
15 Dec 09	U.S.$151,942	U.S.$558,058	U.S.$710,000	U.S.$3,783,142
15 Jun 10	U.S.$132,410	U.S.$577,590	U.S.$710,000	U.S.$3,205,552
15 Dec 10	U.S.$112,194	U.S.$597,806	U.S.$710,000	U.S.$2,607,746
15 June 11	U.S.$ 91,271	U.S.$618,729	U.S.$710,000	U.S.$1,989,017
15 Dec 11	U.S.$ 69,616	U.S.$640,384	U.S.$710,000	U.S.$1,348,633
15 June 12	U.S.$ 47,202	U.S.$662,798	U.S.$710,000	U.S.$ 685,835
15 Dec 12	U.S.$ 24,004	U.S.$685,835	U.S.$709,839	U.S.$ 0